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                                                                      EXHIBIT 21

                                  HUMANA INC.
                                SUBSIDIARY LIST

ALABAMA
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1.   Humana Health Plan of Alabama, Inc.
2.   QuestCare, Inc.

CALIFORNIA
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1.   Centerstone Insurance and Financial Services (Marketpoint is a Division of
     CFS)
          a.   West Coast Multiple Servs, Inc.

DELAWARE
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1.   EMPHESYS Financial Group, Inc.
2.   Health Value Management, Inc.
3.   Humana Compensation Management Source, Inc.
4.   Humana HealthChicago, Inc.
5.   Humana Inc.- Doing Business As:
          a.   H.A.C. Inc.
6.   Humana Military Healthcare Services, Inc.
7.   Humrealty, Inc.
8.   Medstep, Inc.
9.   Physician Corporation of America

FLORIDA
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1.   Delray Beach Health Management Associates, Inc. - Doing Business As:
          a.   Humana Health Care Plans-Delray
2.   Family Health Plan Administrators, Inc.
3.   Health Inclusive Plan of Florida, Inc. - Doing Business As:
          a.   Humana Health Care Plans-Century Village Palm Beach
4. Humana Health Care Plans - Davie, Inc. f/k/a Coastal Physician Group of South Davie, Inc.
5. Humana Health Care Plans - Palm Springs, Inc. f/k/a Coastal Managed Care of Lake Worth, Inc.
6. Humana Health Care Plans - Rolling Hills, Inc. f/k/a Coastal Physician Group of North Davie, Inc.
7. Humana Health Care Plans - South Pembroke Pines, Inc. f/k/a Coastal Physician Group of Pembroke Pines, Inc.
8. Humana Health Care Plans - West Palm Beach, Inc. f/k/a Coastal Managed Care of West Palm Beach, Inc.
9. Humana Internal Medicine Associates, Inc. f/k/a Coastal Internal Medicine Associates of Dade, Inc. - Doing Business As:
          a. Humana Health Care Plans-Hialeah f/k/a Coastal Internal Medicine Associates of Hialeah
          b. Humana Health Care Plans-South Miami f/k/a Coastal Internal Medicine Associates of Larkin
          c. Humana Health Care Plans-Miami f/k/a Coastal Internal Medicine Associates of Miami
          d.   Humana Health Care Plans-Miami Beach f/k/a Coastal Internal
               Medicine Associates of Miami       Beach
          e. Humana Health Care Plans-Royal Oaks f/k/a Coastal Internal Medicine Associates of Miami Lakes
          f.   Humana Health Care Plans-Miami Springs f/k/a Coastal Internal
               Medicine Associates of Miami       Springs
          g. Humana Health Care Plans-Midway f/k/a Coastal Internal Medicine Associates of Midway
          h.   Humana Health Care Plans-Boca Raton
          i.   Humana Health Care Plans-Century Plaza
          j.   Humana Health Care Plans-Coconut Creek
          k.   Humana Health Care Plans-Coral Springs
          l.   Humana Health Care Plans-Delray Harbor
          m.   Humana Health Care Plans-Hillsboro
          n.   Humana Health Care Plans-Lantana

(FL Continued on next page)
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FLORIDA (Cont.)
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          o.   Humana Health Care Plans-Lauderdale
          p.   Humana Health Care Plans-Lauderdale Lakes
          q.   Humana Health Care Plans-North Broward
          r.   Humana Health Care Plans-North Federal
          s.   Humana Health Care Plans-Palm Beach Gardens
          t.   Humana Health Care Plans-Pompano Beach
          u.   Humana Health Care Plans-Riverland
          v.   Humana Health Care Plans-Tamarac
          w.   Humana Health Care Plans-West Boca
10. Humana Internal Medicine Associates of the Palm Beaches, Inc. f/k/a Coastal Internal Medicine Associates of the Palm Beaches, Inc.
          Doing Business As:
          a. Humana Health Care Plans-Lake Worth f/k/a Coastal Internal Medicine Associates of JFK Circle
          b. Humana Health Care Plans-Flagler f/k/a Coastal Internal Medicine Associates of North Dixie Highway
          c. Humana Health Care Plans-Riverbridge f/k/a Coastal Internal Medicine Associates at Riverbridge
          d. Humana Health Care Plans-Palm Beach f/k/a Coastal Internal Medicine Associates of South Dixie Highway
          e.   Humana Health Care Plans-Boynton Beach
11.  Humana Health Insurance Company of Florida, Inc.
12.  Humana Medical Plan, Inc. - Doing Business As:
          a.   Atlantic Family Practice
          b.   Coastal Pediatric-Ormond
          c.   Community Medical Associates
          d.   Daytona Gastroenterology
          e.   Deland Family Health Care
          f.   Flagler Family Practice
          g.   Florida Dermatology Center
          h.   Internal Medicine of Daytona
          i.   Ormond Primary Care
          j.   Personal Care Physicians of Apopka
          k.   Personal Care Physicians of Casselberry
          l.   Personal Care Physicians of Orlando
          m.   Personal Care Physicians of Lake Mary
          n.   Sugar Mill Medical Associates
          o.   Suncoast Medical Associates
          p.   Urological Associates-Ormond Beach
          q.   Orange Park Family Health Care
          r.   St. Augustine Family Health Center
          s.   Urological Associates-Daytona
13.  Humana Workers' Compensation Services, Inc. (FQ)
14.  Lakeside Medical Center Management, Inc. - Doing Business As:
          a.   University Medical Center
15.  PCA Family Health Plan, Inc.
16.  PCA Health Plans of Florida, Inc.
17.  PCA Life Insurance Company
18.  PCA Options, Inc.
19.  PCA Property & Casualty Insurance Co.

GEORGIA
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1.   Humana Employers Health Plan of Georgia, Inc. f/k/a Emphesys Healthcare of
     Georgia, Inc.
2.   Humana Health Plan of Georgia, Inc.

ILLINOIS
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1.   Health Direct, Inc. - Doing Business As:
          a.   Behavioral Health Direct (IL)
2.   Humana Health Direct Insurance, Inc.
3.   Humana HealthChicago Insurance Company - Doing Business As:
          a.   Goldcare 65
4.   The Dental Concern, Ltd.- Doing Business As:
          a.   TDC (MO)
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KENTUCKY
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1.   ChoiceCare Medical Group, Inc.
2.   HMPK, INC.
3.   HPLAN, INC.
4.   Humana Broadway Corp.
5.   Humana Health Plan, Inc.- Doing Business As:
          a.   Bluegrass Family Practice (KY)
          b.   Central Kentucky Family Practice (KY)
          c.   Franklin Medical Center (KY)
          d.   Humana MedFirst (KY)
          e.   Humana Health Care Plans of Indiana (IN)
          f.   Madison Family and Industrial Medicine (KY)
          g.   Humana Health Care Plans- Broadway Center (KY)
          h.   Humana Health Care Plans-Floyd Health Care (IN)
          I.   Humana Health Care Plans-Greentree Center (IN)
          j.   Humana Health Care Plans- Jeffersontown Center (KY)
          k.   Humana Health Care Plans- Middletown Center (KY)
          l.   Humana Health Care Plans- Newburg Center (KY)
          m.   Humana Health Care Plans- Preston Center (KY)
          n.   Humana Health Care Plans- Somerset (KY)
          o.   Humana Health Care Plans- Southwest Center (KY)
6.   Humco, Inc. (shell corporation-keep active until 12/31/99 per Escrow Agmt.)
7.   The Dental Concern, Inc. (f/k/a Randmark, Inc.)
8.   The Dental Concern Insurance Company

LOUISIANA
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1.   Humana Health Plan of Louisiana, Inc.
2.   Humana Workers' Compensation Services of Louisiana, Inc.

MISSOURI
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1.   Humana Kansas City, Inc.- Doing Business As:
          a.   Humana Prime Health Plan
2.   Humana Insurance Company- Doing Business As:
          a.   Dental Care Affiliates (GA)
          b.   Managed Prescription Services (CA)
          c.   Managed Prescription Services (MO)
          d.   Managed Prescription Services, Inc. (NJ)
3.   Humana/Med-Pay, Inc.

NEVADA
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1.   Humana Health Insurance of Nevada, Inc.

OHIO
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1.   ChoiceCare Corporation
2.   ChoiceCare Health Plans, Inc.
3.   Humana Health Plan of Ohio, Inc.

OKLAHOMA
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1.   Commonwealth Management, Inc.

PUERTO RICO
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1.   PCA Health Plans of Puerto Rico, Inc.
2.   PCA Insurance Group of Puerto Rico, Inc.

TEXAS
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1.   Humana HMO Texas, Inc.
2.   Humana Health Plan of Texas, Inc. - Doing Business As:
          a.   Humana Health Plan of San Antonio
          b.   Humana Regional Service Center
          c.   Leon Valley Health Center

(TX Continued on next page)
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TEXAS (Continued)
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          d.   Lincoln Heights Medical Center
          e.   MedCentre Plaza Health Center
          f.   Perrin Oaks Health Center
          g.   Val Verde Health Center
          h.   West Lakes Health Center
          i.   Wurzbach Family Medical Center
3.   PCA Health Plans of Texas, Inc.
4.   PCA Life Insurance Company of Texas, Inc.
5.   PCA Provider Organization, Inc.

UTAH
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1.   Humana Health Plan of Utah, Inc.

VERMONT
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1.   Managed Care Indemnity, Inc. - Doing Business As:
          a.   Witherspoon Parking Garage (KY)

VIRGINIA
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1.   Humana Group Health Plan, Inc.(Note: Assets sold to Kaiser Permanente
     1/31/97)

WASHINGTON
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1.   Humana Health Plan of Washington, Inc.

WISCONSIN
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1.   CareNetwork, Inc. - Doing Business As:
     a.   CARENETWORK
2.   EMPHESYS Wisconsin Insurance Company
3.   Employers Health Insurance Company
4.   Humana Wisconsin Health Organization Insurance Corporation - Doing Business
     As:
     a.   WHOIC
     b.   WHO
5.   Independent Care, Inc.
6.   Network EPO, Inc.
7.   Wisconsin Employers Group, Inc.

FOREIGN
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BERMUDA
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1.   Hallmark RE Ltd.